Exhibit 99

NEWS RELEASE
July 30, 2024
Contact:	Mateo Garcia	Telephone: (808) 543-7300
	Director, Investor Relations	E-mail: ir@hei.com

AMERICAN SAVINGS BANK REPORTS SECOND QUARTER 2024 FINANCIAL RESULTS

•2Q 2024 net loss of $45.8 million reflects after-tax goodwill impairment of $66.1 million in connection with HEI’s ongoing review of strategic options for ASB
•Excluding the non-cash goodwill impairment, and excluding after-tax Maui wildfire-related expenses of $0.3 million, ASB’s core net income1 for the second quarter was $20.7 million, compared to $20.9 million in the first quarter of 2024 and $20.2 million in the second quarter of 2023
•Non-cash goodwill impairment has no impact on ASB’s liquidity or regulatory capital ratios or ability to serve its customers’ financial needs
•Net interest margin expanded to 2.79%, up 4 basis points from the prior quarter
•Strong credit quality and another release of reserves reflect healthy Hawaii economy

HONOLULU - American Savings Bank, F.S.B. (ASB), a wholly owned subsidiary of Hawaiian Electric Industries, Inc. (NYSE - HE), today reported a second quarter 2024 net loss of $45.8 million. The second quarter 2024 results reflect the impact of an after-tax goodwill impairment of $66.1 million in connection with HEI’s ongoing review of strategic options for ASB. The goodwill impairment is related to acquisitions that took place in the 1980s and 1990s. The impairment is non-cash and has no impact on ASB’s liquidity or regulatory capital ratios.
“The bank’s core operations and earnings remain strong, and in the second quarter ASB improved profitability and grew core net income2 compared to the same quarter last year,” said Ann Teranishi, president and chief executive officer of ASB. “We saw net interest margin expand in the quarter, and management’s prudent expense control resulted in a decrease in core nonintere
1 See the “Explanation of ASB’s Use of Certain Unaudited Non-GAAP Measures” and the related GAAP reconciliation at the end of this release. For the first quarter of 2024 and the second quarter 2023, core net income was approximately equivalent to GAAP net income.
2 Refer to footnote 1.

st expense. ASB is in a strong financial position with high liquidity, deep borrowing capacity and a loyal, long-tenured base of deposits.”
“Over the last year, HEI has been advancing a strategy designed to support a strong, financially healthy enterprise that will empower a thriving future for Hawaii,” said Scott Seu, HEI president and CEO. “Consistent with this approach, HEI has been undertaking a comprehensive review of strategic options for ASB. We will continue to take prudent and measured actions to ensure our companies are well positioned to serve our customers and community for the long term.”
Teranishi continued, “In connection with HEI’s ongoing evaluation, the bank recorded a non-cash goodwill impairment charge that reflects management’s analysis of our bank’s market valuation. This non-cash charge has no impact on ASB’s liquidity or ASB’s ability to serve our customers’ financial needs. We remain focused on taking care of Hawaii’s residents, businesses and communities as we have for nearly 100 years.”
There is no set timetable for HEI’s comprehensive review of strategic options for ASB, and there can be no assurances that any actions regarding ASB will result from this evaluation. Neither HEI nor ASB expect to disclose or provide an update concerning developments related to this process unless or until HEI’s Board of Directors has approved a definitive course of action or otherwise determined that further disclosure is appropriate or necessary.
Financial Highlights
Second quarter 2024 net interest income was $61.7 million compared to $62.3 million in the linked quarter and $63.2 million in the second quarter of 2023. The lower net interest income compared to the linked quarter was primarily due to lower yields on the investment portfolio and lower earning asset balances. The lower net interest income compared to the prior year quarter was primarily due to higher interest expense on deposit liabilities, partially offset by higher interest and dividend income due to higher earning asset yields. Net interest margin for the second quarter of 2024 was 2.79% compared to 2.75% in both the linked and prior year quarters. The yield on earning assets improved 1 basis point during the quarter, and cost of funding improved 2 basis points.
In the second quarter of 2024 ASB recorded a negative provision for credit losses of $1.9 million compared to a negative provision for credit losses of $2.2 million in the linked quarter and a provision for credit losses of $0.04 million in the second quarter of 2023. The quarter’s negative provision reflects a $0.8 million release of reserves due to an improved economic outlook for Maui following the August 2023 wildfires, as well as lower loss rates and lower loan balances. As of June 30, 2024, ASB’s allowance for credit losses to outstanding loans was 1.11% compared to 1.16% as of March 31, 2024 and 1.13% as of June 30, 2023.
The net charge-off ratio for the second quarter of 2024 was 0.15%, compared to 0.14% in both the linked and prior year quarters. Nonaccrual loans as a percentage of total loans receivable held for investment were 0.53%, compared to 0.53% in the linked quarter and 0.22% in the prior year quarter.
Noninterest income was $15.8 million in the second quarter of 2024 compared to $17.2 million in the linked quarter and $15.6 million in the second quarter of 2023. The decrease compared to the linked quarter was primarily due to lower bank-owned life insurance (BOLI) income related to changes in the fair market value of the underlying assets. The increase compared to the prior year quarter was primarily due to higher BOLI income and higher fee income, partially offset by the gain on sale of real estate recorded last year.
Noninterest expense was $136.5 million compared to $55.9 million in the linked quarter and $53.8 million in the second quarter of 2023. The increase compared to the linked and prior year quarters primarily reflects the goodwill impairment charge of $82.2 million pre-tax ($66.1 million after tax) taken in connection with HEI’s ongoing review of strategic options for ASB. Noninterest expense for the quarter also included pre-tax wildfire-related services expenses of $1.2 million.
Total loans were $6.1 billion as of June 30, 2024, down 2.5% from December 31, 2023.
Total deposits were $8.0 billion as of June 30, 2024, down 1.3% from December 31, 2023. Core deposits declined 1.3% from December 31, 2023, while certificates of deposit decreased 1.4% primarily due to the paydown of $166 million in public time deposits. As of June 30, 2024, 83% of deposits were F.D.I.C. insured or fully collateralized, with approximately 79% of deposits F.D.I.C. insured. For the second quarter of 2024, the average cost of funds was 115 basis points, down slightly from 117 basis points in the linked quarter and up 32 basis points from the prior year quarter.
Wholesale funding totaled $520 million as of June 30, 2024, down $73 million from March 31, 2024.
In the second quarter of 2024, ASB did not pay a dividend to HEI, supporting ASB’s healthy capital levels. ASB had a Tier 1 leverage ratio of 8.4% as of June 30, 2024.

HEI EARNINGS RELEASE, HEI WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS
Concurrent with ASB’s regulatory filing 30 days after the end of the quarter, ASB announced its second quarter 2024 financial results today. Please note that these reported results relate only to ASB and are not necessarily indicative of HEI’s consolidated financial results for the second quarter 2024.
HEI plans to announce its second quarter 2024 consolidated financial results on Friday, August 9, 2024 and will also conduct a webcast and conference call at 10:30 a.m. Hawaii time (4:30 p.m. Eastern time) that same day to discuss its consolidated earnings, including ASB’s earnings.
To listen to the conference call, dial 1-888-660-6377 (U.S.) or 1-929-203-0797 (international) and enter passcode 2393042. Parties may also access presentation materials (which include reconciliation of non-GAAP measures) and/or listen to the conference call by visiting the conference call link on HEI’s website at www.hei.com under “Investor Relations,” sub-heading “News and Events — Events and Presentations.”
A replay will be available online and via phone. The online replay will be available on HEI’s website about two hours after the event. An audio replay will also be available about two hours after the event through August 23, 2024. To access the audio replay, dial 1-800-770-2030 (U.S.) or 1-647-362-9199 (international) and enter passcode 2393042.
HEI and Hawaiian Electric Company, Inc. (Hawaiian Electric) intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information; such disclosures will be included in the Investor Relations section of the website. Accordingly, investors should routinely monitor the Investor Relations section of HEI’s website, in addition to following HEI’s, Hawaiian Electric’s and ASB’s press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. Investors may sign up to receive e-mail alerts via the Investor Relations section of the website. The information on HEI’s website is not incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference.
Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at https://hpuc.my.site.com/cdms/s/ to review documents filed with, and issued by, the PUC. No information on the PUC website is incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings.

The HEI family of companies provides the energy and financial services that empower much of the economic and community activity of Hawaii. HEI’s electric utility, Hawaiian Electric, supplies power to approximately 95% of Hawaii’s population and is undertaking an ambitious effort to decarbonize its operations and the broader state economy. Its banking subsidiary, ASB, is one of Hawaii’s largest financial institutions, providing a wide array of banking and other financial services and working to advance economic growth, affordability and financial fitness. HEI also helps advance Hawaii’s sustainability goals through investments by its non-regulated subsidiary, Pacific Current. For more information, visit www.hei.com.
NON-GAAP MEASURES
Measures described as “core” (e.g., core net income and core noninterest expense) are non-GAAP measures which exclude after-tax Maui wildfire-related costs and the goodwill impairment taken in connection with HEI’s ongoing review of strategic options for ASB. See “Explanation of ASB’s Use of Certain Unaudited Non-GAAP Measures” and the related GAAP reconciliations at the end of this release.
FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2023 and HEI’s other periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, ASB and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended			Six months ended June 30
(in thousands)	June 30, 2024	March 31, 2024	June 30, 2023	2024	2023
Interest and dividend income
Interest and fees on loans	$72,960	$72,971	$67,966	$145,931	$132,808
Interest and dividends on investment securities	13,218	14,964	13,775	28,182	28,412
Total interest and dividend income	86,178	87,935	81,741	174,113	161,220
Interest expense
Interest on deposit liabilities	18,015	17,432	9,661	35,447	16,498
Interest on other borrowings	6,479	8,154	8,852	14,633	16,573
Total interest expense	24,494	25,586	18,513	50,080	33,071
Net interest income	61,684	62,349	63,228	124,033	128,149
Provision for credit losses	(1,910)	(2,159)	43	(4,069)	1,218
Net interest income after provision for credit losses	63,594	64,508	63,185	128,102	126,931
Noninterest income
Fees from other financial services	5,133	4,874	5,009	10,007	9,688
Fee income on deposit liabilities	4,630	4,898	4,504	9,528	9,103
Fee income on other financial products	2,960	2,743	2,768	5,703	5,512
Bank-owned life insurance	2,255	3,584	1,955	5,839	3,380
Mortgage banking income	364	424	230	788	360
Gain on sale of real estate	—	—	495	—	495
Other income, net	423	686	678	1,109	1,479
Total noninterest income	15,765	17,209	15,639	32,974	30,017
Noninterest expense
Compensation and employee benefits	29,802	32,459	29,394	62,261	59,598
Occupancy	5,220	5,063	5,539	10,283	11,127
Data processing	4,960	4,846	5,095	9,806	10,107
Services	4,250	4,151	2,689	8,401	5,284
Equipment	2,477	2,649	2,957	5,126	5,603
Office supplies, printing and postage	1,006	1,018	1,109	2,024	2,274
Marketing	747	776	834	1,523	1,850
Goodwill impairment	82,190	—	—	82,190	—
Other expense	5,813	4,942	6,152	10,755	12,343
Total noninterest expense	136,465	55,904	53,769	192,369	108,186
Income (loss) before income taxes	(57,106)	25,813	25,055	(31,293)	48,762
Income tax (benefit)	(11,319)	4,879	4,851	(6,440)	9,996
Net income (loss)	$(45,787)	$20,934	$20,204	$(24,853)	$38,766
Comprehensive income (loss)	$(44,154)	$11,166	$12,994	$(32,988)	$49,986
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	(1.97)	0.88	0.84	(0.53)	0.81
Return on average equity	(33.97)	15.64	16.20	(9.25)	15.87
Return on average tangible common equity	(39.84)	18.48	19.40	(10.89)	19.07
Net interest margin	2.79	2.75	2.75	2.77	2.80
Efficiency ratio	176.20	70.27	68.18	122.52	68.40
Net charge-offs to average loans outstanding	0.15	0.14	0.14	0.14	0.14
As of period end
Nonaccrual loans to loans receivable held for investment	0.53	0.53	0.22
Allowance for credit losses to loans outstanding	1.11	1.16	1.13
Tangible common equity to tangible assets	5.4	5.0	4.3
Tier-1 leverage ratio	8.4	8.0	7.8
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$—	$—	$11.0	$—	$25.0
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.
BALANCE SHEETS DATA
(Unaudited)

(in thousands)	June 30, 2024		December 31, 2023
Assets
Cash and due from banks		$139,114		$184,383
Interest-bearing deposits		195,721		251,072
Cash and cash equivalents		334,835		435,455
Investment securities
Available-for-sale, at fair value		1,061,687		1,136,439
Held-to-maturity, at amortized cost		1,179,182		1,201,314
Stock in Federal Home Loan Bank, at cost		29,204		14,728
Loans held for investment		6,030,158		6,180,810
Allowance for credit losses		(66,813)		(74,372)
Net loans		5,963,345		6,106,438
Loans held for sale, at lower of cost or fair value		13,904		15,168
Other		698,648		681,460
Goodwill		—		82,190
Total assets		$9,280,805		$9,673,192
Liabilities and shareholder’s equity
Deposit liabilities–noninterest-bearing		$2,515,062		$2,599,762
Deposit liabilities–interest-bearing		5,521,411		5,546,016
Other borrowings		520,000		750,000
Other		226,488		247,563
Total liabilities		8,782,961		9,143,341
Common stock		1		1
Additional paid-in capital		359,048		358,067
Retained earnings		439,202		464,055
Accumulated other comprehensive loss, net of tax benefits
Net unrealized losses on securities	$(291,864)		$(282,963)
Retirement benefit plans	(8,543)	(300,407)	(9,309)	(292,272)
Total shareholder’s equity		497,844		529,851
Total liabilities and shareholder’s equity		$9,280,805		$9,673,192

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC.

Explanation of ASB’s Use of Certain Unaudited Non-GAAP Measures

HEI and ASB management use certain non-GAAP measures to evaluate the performance of HEI and the bank.
Management believes these non-GAAP measures provide useful information and are a better indicator of the companies’ core operating activities. Core earnings and other financial measures as presented here may not be comparable to similarly titled measures used by other companies. The accompanying tables provide a reconciliation of reported GAAP1 earnings to non-GAAP core earnings and returns on average equity and average assets for the bank.
The reconciling adjustments from GAAP earnings to core earnings are limited to the costs related to the Maui wildfires and the goodwill impairment taken in connection with HEI’s ongoing review of strategic options for ASB. Management does not consider these items to be representative of the company’s fundamental core earnings.

Reconciliation of GAAP to non-GAAP Measures
American Savings Bank F.S.B.
Unaudited

(in thousands)	Three months ended June 30, 2024	Six months ended June 30, 2024
Maui wildfire related costs and goodwill impairment
Pretax expenses:
Provision for credit losses	$(800)	$(2,300)
Professional services expense	1,201	2,909
Other expenses, net	51	(266)
Pretax Maui wildfire related costs, net	452	343
Pretax goodwill impairment	82,190	82,190
Income tax benefit	(16,181)	(16,152)
After-tax expenses	$66,461	$66,381

ASB net income (loss)
GAAP (as reported)	$(45,787)	$(24,853)
Excluding expense relating to Maui wildfire costs and goodwill impairment (after tax):
Provision for credit losses	(586)	(1,684)
Professional services expense	880	2,130
Other expenses, net	37	(195)
Goodwill impairment	66,130	66,130
Maui wildfire related cost, net and goodwill impairment (after tax)	66,461	66,381
Non-GAAP (core) net income	$20,674	$41,528

	Three months ended June 30, 2024	Six months ended June 30, 2024
Ratios (annualized %)
Based on GAAP
Return on average assets	(1.97)	(0.53)
Return on average equity	(33.97)	(9.25)
Return on average tangible common equity	(39.84)	(10.89)
Efficiency ratio	176.20	122.52
Based on Non-GAAP (core)
Return on average assets	0.89	0.88
Return on average equity	15.34	15.46
Return on average tangible common equity	17.99	18.20
Efficiency ratio	68.46	68.49
1 Accounting principles generally accepted in the United States of America